EXHIBIT (q)(4)

                                POWER OF ATTORNEY

     The undersigned officer of Alabama Municipals Portfolio, Arizona Municipals Portfolio, Arkansas Municipals Portfolio, Florida Municipals Portfolio, Georgia Municipals Portfolio, Kentucky Municipals Portfolio, Maryland Municipals Portfolio, Michigan Municipals Portfolio, National Municipals Portfolio, North Carolina Municipals Portfolio, Ohio Municipals Portfolio, Pennsylvania Municipals Portfolio, South Carolina Municipals Portfolio, Virginia Municipals Portfolio and West Virginia Municipals Portfolio, each a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney to sign for me, in my name in the capacity indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Municipals Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

       SIGNATURE                         CAPACITY                     DATE
       ---------                         --------                     ----

/s/ Barbara E. Campbell     Treasurer and Principal Financial   December 4, 2002
-----------------------           and Accounting Officer
    Barbara E. Campbell